Exhibit 3.7

ARTICLES OF INCORPORATION

OF

AMERICA FIRST FIDUCIARY CORPORATION NUMBER FIVE

The undersigned person, being of the age of majority and acting as Incorporator of the Corporation under the Nebraska Business Corporation Act, adopts the following Articles of

Incorporation for such Corporation:

ARTICLE I

NAME

The name of the Corporation is America First Fiduciary Corporation Number Five.

ARTICLE II

DURATION

The period of the Corporation's duration is perpetual.

ARTICLE III

PURPOSES

The purposes for which the Corporation is organized are:

A.	To. act as the Initial Limited Partner of America First-Condel Tax Exempt Investors Limited Partnership as provided in the Limited partnership agreement and prospectus relating thereto.
B.	To transact any and all lawful business for which corporations may be incorporated under the laws of the State of Nebraska; and
C.	To do everything necessary, proper advisable and convenient for the accomplishment of the purposes hereinabove set forth, and to do all other things incidental thereto or connected therewith which are not forbidden by the laws of the State of Nebraska or by these Articles of Incorporation.

ARTICLE IV

POWERS

The Corporation shall have and exercise all powers and rights conferred upon corporations by the Nebraska Business Corporation Act and any enlargement of such powers conferred by subsequent legislative acts; and, in addition thereto, the Corporation shall have and exercise all powers and rights, not otherwise denied corporations by the laws of the State of

Nebraska, as are necessary, suitable, proper, convenient or expedient to the attainment of the purposes set forth in Article III above; provided, however; that the Corporation shall have no power to borrow money or to otherwise incur indebtedness for any purpose.

ARTICLE V

AUTHORIZED SHARES

The aggregate number of shares which the Corporation shall have the authority to issue is 10,000 shares of Common Stock, par value $.01 per share.

ARTICLE VI

INITIAL REGISTERED OFFICE AND INI~IAL REGISTERED AGENT

The street address of the initial registered office of the Corporation is -1650 Farnam Street, Omaha, Nebraska 68102 and the name of its initial registered agent at such address is Gregory D. Erwin.

ARTICLE VII

NAME AND ADDRESS OF INCORPORATOR

The name and address of the Incorporator is Carolyn A. Betts, 1650 Farnam Street, Omaha, Nebraska 68102.

DATED this 16th day of August, 1985.

/s/ Carolyn A. Betts
Carolyn A. Betts, Incorporator